Exhibit 10.10
                                                               EXECUTION COPY

                              [CSFB LLC LETTERHEAD]
                                 April 27, 2004

PRIVATE AND CONFIDENTIAL

DLJ Merchant Banking II, Inc.
11 Madison Avenue
New York, NY 10010

AHC I Acquisition Corp.
c/o DLJ Merchant Banking II, Inc.
11 Madison Avenue
New York, NY 10010

Re: Arcade Holding Corporation

Ladies and Gentlemen:

Reference is hereby made to that certain letter agreement dated December 12, 1997 (the "Agreement"), a copy of which is attached hereto, between Credit Suisse First Boston LLC, as successor to the interests of Donaldson, Lufkin & Jenrette Securities Corporation under the Agreement ("CSFB"), and AHC I Acquisition Corp. (the "Company"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

Subject to the following paragraph, CSFB hereby assigns as of the date hereof all of its rights and obligations under the Agreement to DLJ Merchant Banking II, Inc. ("Merchant Banking"), and Merchant Banking hereby assumes as of the date hereof all of the rights and obligations of CSFB under the Agreement. The Company hereby consents to such assignment and assumption, and from and after the date hereof, the Company shall pay to Merchant Banking the advisory fee contemplated by the Agreement.

Notwithstanding the foregoing, in the event the Company determines to pursue any Transaction during the term of the Agreement, CSFB shall retain the right to act as the Company's exclusive financial advisor, sole placement agent, sole initial purchaser or sole managing underwriter or sole dealer-manager (the "Transaction Services"), as the case may be, with respect to each such Transaction, and CSFB shall retain the right to receive fees in exchange for such Transaction Services. Additionally, CSFB and its affiliates shall have the rights and benefits provided by the indemnity set forth on Schedule I to the Agreement (in addition to, and not to the exclusion of, Merchant Banking) for (i) any advisory services rendered or failed to be rendered by CSFB to the Company pursuant to the Agreement prior to the date hereof and (ii) any Transaction Services rendered or failed to be rendered by CSFB to the Company pursuant to the Agreement prior to the date hereof.

Please confirm your agreement with the foregoing by signing in the space indicated below and returning an executed copy of this letter to CSFB.

                                                Very truly yours,

                                                CREDIT SUISSE FIRST BOSTON LLC


                                                By: /s/ Mark Levitt
                                                    --------------------------
                                                    Name:  Mark Levitt
                                                    Title: Managing Director


Accepted and agreed to
this 27th day of April, 2004

DLJ MERCHANT BANKING II, INC.


By: /s/ Michael Isikow
    -------------------------
    Name:  Michael Isikow
    Title: Principal


Acknowledged and agreed to
this 27th day of April, 2004

AHC I ACQUISITION CORP.


By: /s/ Kenneth A. Budde
   --------------------------
   Name:  Kenneth A. Budde
   Title: Chief Financial Officer